Exhibit 10.11.4
FOURTH AMENDMENT TO THE
AMGEN INC. SUPPLEMENTAL RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE OCTOBER 16, 2013
The Amgen Inc. Supplemental Retirement Plan, as Amended and Restated Effective October 16, 2013 (the “Plan”), is hereby amended, effective October 20, 2022, as follows:
1.Section 2.27 is amended by adding the following at the end thereof:
If you were employed by ChemoCentryx, Inc. or any affiliate of ChemoCentryx, Inc. (collectively “ChemoCentryx”) immediately preceding the Closing Date (as defined in the Agreement and Plan of Merger dated as of August 3, 2022, among ChemoCentryx, Inc., Amgen Inc. and Carnation Merger Sub, Inc.) and effective as of the Closing Date, your employment continues with ChemoCentryx or you transition to employment with the Company, then for purposes of calculating your Years of Service under the Plan, you will receive credit for your years of service with ChemoCentryx and with ChemoCentryx-recognized predecessors prior to the Closing Date.
To record this Fourth Amendment to the Amgen Inc. Supplemental Retirement Plan, as Amended and Restated Effective October 16, 2013, as set forth herein, the Company has caused its authorized officer to execute this document this 19th day of December, 2022.
AMGEN INC.

By: /s/ Derek Miller
Name: Derek Miller
Title: Senior Vice President, Human Resources